                                                                   Exhibit 14(a)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our reports dated August 26, 1999 for MuniHoldings New Jersey Insured Fund, Inc. and June 24, 1999 for MuniHoldings New Jersey Insured Fund II, Inc. included in the Registration Statement (Form N-14 No. 333-87083) and related combined Proxy Statement and Prospectus of MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New Jersey Insured Fund II, Inc. and MuniHoldings New Jersey Insured Fund III, Inc. filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP



MetroPark, New Jersey


November 1, 1999